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                                                              EXHIBIT 99 (a) (6)

  OFFER TO PURCHASE FOR CASH ALL OUTSTANDING ORDINARY SHARES (INCLUDING THOSE
                 REPRESENTED BY AMERICAN DEPOSITARY SHARES) of

                                   Sema plc

                                      by

                           Schlumberger Investments

                         a wholly-owned subsidiary of

                               Schlumberger N.V.

 THE OFFER WILL REMAIN OPEN FOR ACCEPTANCE DURING THE INITIAL OFFER PERIOD. THE INITIAL OFFER PERIOD FOR ACCEPTANCES AND WITHDRAWALS WILL EXPIRE AT 3:00 P.M. LONDON TIME, 10:00 A.M. NEW YORK CITY TIME, ON WEDNESDAY, MARCH 21, 2001, UNLESS EXTENDED TO A LATER CLOSING DATE. AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, IF ALL CONDITIONS OF THE OFFER HAVE BEEN SATISFIED, FULFILLED OR, WHERE PERMITTED, WAIVED, THE OFFER WILL BE EXTENDED FOR A SUBSEQUENT OFFER PERIOD OF AT LEAST 14 CALENDAR DAYS. HOLDERS OF SEMA SECURITIES WILL HAVE THE RIGHT TO WITHDRAW THEIR ACCEPTANCE OF THE OFFER FROM THE DATE OF THIS ANNOUNCEMENT UNTIL THE SPECIFIED TIME ON THE LAST DAY OF THE INITIAL OFFER PERIOD, BUT NOT DURING THE SUBSEQUENT OFFER PERIOD.


                                                              February 21, 2001

To Our Clients:

  Enclosed for your consideration is the Offer Document of Schlumberger Investments dated February 21, 2001, the Letter of Transmittal and the Notice of Guaranteed Delivery relating to the Offer by Schlumberger Investments to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Acceptance Forms (as defined in the Offer Document), all outstanding ordinary shares of 10 pence each of Sema plc and all outstanding American Depositary Shares ("Sema ADSs") of Sema, each representing two Sema ordinary shares and evidenced by American Depositary Receipts ("Sema ADRs").

  We are the holder of record of Sema ADSs evidenced by Sema ADRs held by us for your account. An acceptance of the Offer in respect of such Sema ADSs can be made only by us as the holder of record and pursuant to your instructions. Accordingly, we request instructions as to whether you wish to have us accept the Offer on your behalf in respect of any or all Sema ADSs held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer Document.

  Your attention is directed to the following:

  1. The Offer is being made for all Sema ordinary shares and Sema ADSs evidenced by Sema ADRs and has been unanimously recommended by the Directors of Sema.

  2. The Offer is on the terms and subject to the conditions set forth in Appendix I to the Offer Document.

  3. The Initial Offer Period for acceptances and withdrawals will remain open for acceptance until 3:00 p.m. London time, 10:00 a.m. New York City time, on March 21, 2001 unless extended to a later closing date (in accordance with the terms thereof).

  4. At the conclusion of the Initial Offer Period, including any extension thereof, if all conditions of the Offer have been satisfied, fulfilled or, where permitted, waived, the Offer will be extended for a Subsequent Offer Period of at least 14 calendar days. Holders of Sema Securities will have the right to withdraw their acceptances of the Offer from the date of this letter until the specified time on the last day of the Initial Offer Period but not during the Subsequent Offer Period.

  5. Sema ADS holders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes applicable to a sale of Sema ADSs evidenced by Sema ADRs to Schlumberger.

  If you wish to have us accept the Offer in respect of any or all of Sema ADSs evidenced by Sema ADRs held by us for your account, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to accept the Offer in respect of your Sema ADSs, the Offer will be accepted in respect of all such Sema ADSs unless otherwise indicated in such Instruction Form. Please forward your Instruction Form to us in ample time to permit us to accept the Offer on your behalf before the Offer expires. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to accept the Offer in respect of Sema ADSs held by us for account.
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                       INSTRUCTIONS WITH RESPECT TO THE
  OFFER TO PURCHASE FOR CASH ALL OUTSTANDING ORDINARY SHARES (INCLUDING THOSE
                 REPRESENTED BY AMERICAN DEPOSITARY SHARES) of

                                   Sema plc

                                      by

                           Schlumberger Investments

                         a wholly owned subsidiary of

                               Schlumberger N.V.

  The undersigned acknowledge(s) receipt of your letter and the Offer Document and the related Letter of Transmittal relating to the Offer by Schlumberger Investments to purchase, upon the terms and subject to the conditions set forth in the Offer Document and the accompanying Letter of Transmittal, all outstanding Sema ordinary shares and all Sema ordinary shares represented by Sema ADSs.

  This will instruct you to accept the Offer in respect of the number of Sema ADSs indicated below (or, if no number is indicated below, all Sema ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer Document.

                                          -------------------------------------
Dated: ______________________________     -------------------------------------

                                          Signature(s)
                                          -------------------------------------
 Number of Sema ADSs To Be Tendered*      -------------------------------------

                                          Please print name(s)
                                          -------------------------------------

                                          -------------------------------------
                                          -------------------------------------

                                          Address(es)
                                          -------------------------------------

                                          Area Code and Telephone Number
                                          -------------------------------------

                                          Employer Identification or Social
                                          Security No.

  This document should not be forwarded or transmitted in or into Australia,
                               Canada or Japan.


*  Unless otherwise indicated, it
   will be assumed that the Offer is
   to be accepted in respect of all
   Sema ADSs held by us for your
   account.

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